POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that the undersigned hereby authorizes Lori Freedman, William R. Kolb and Stacie S. Aarestad, each acting singly, to execute and caused to be filed with the United States Securities and Exchange Commission any and all documents or filings, including any amendments thereto, required to be so filed. The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do personally present, with full power of substitution, resubstitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney's-in-fact substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with all applicable laws, including Sections 13 and 16 of the Securities Exchange Act of 1934.

     This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 10th day of December, 2018.

/s/ Glenn Nussdorf

Dennis Erani 2012 Issue Trust dated 12/20/12

Name: Glenn Nussdorf

Title: Trustee

/s/ Susan Erani

Dennis Erani 2012 Issue Trust dated 12/20/12

Name: Susan Erani

Title: Trustee

/s/ David Peretz

Dennis Erani 2012 Issue Trust dated 12/20/12

Name: David Peretz

Title: Trustee